CONSENT OF INDEPENDENT AUDITORS



The Board of Directors
Financial Guaranty Insurance Company:

We consent to the use of our report dated January 23, 1998 on the financial statements of Financial Guaranty Insurance Company as of December 31, 1997 and 1996, and for each of the years in the three-year period ended December 31, 1997 included in the Form 8-K of Superior Bank FSB (the "Registrant") which is incorporated herein by reference in the registration statement (No. 333-61691) and to the reference to our firm under the heading "Experts" in the Prospectus Supplement of the Registrant.


                                                       /s/KPMG LLP


New York, New York
February 19, 1999